UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2010

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2010, upon the recommendation of the Compensation Committee of the Board of Directors, the independent members of the Board of Directors of Xilinx, Inc. (the “Company”) reinstated the full salaries of all executive officers of the Company, effective as of January 1, 2010. As previously disclosed, the terms of employment of all executive officers of the Company were amended to reduce their annual base salaries by 10% to 20%, effective May 1, 2009. Under the terms of the reinstatement, the annual base salaries of the executive officers in effect prior to May 1, 2009 were restored.

The following table reflects, for the named executive officers of the Company, the reduced annual base salaries previously in effect and the reinstated annual base salaries now in effect:

Named Executive	Position	Salary effective from	Salary effective as of
Officer		May 1, 2009 to	January 1, 2010
		December 31, 2009
Moshe N. Gavrielov	President and Chief Executive	$560,000	$700,000
	Officer
Jon A. Olson	Senior Vice President, Finance	$391,000	$460,000
	and Chief Financial Officer
Victor Peng	Senior Vice President,	$340,000	$400,000
	Programmable Platforms
	Development
Vincent F. Ratford	Senior Vice President,	$306,000	$360,000
	Worldwide Marketing
Frank A. Tornaghi	Senior Vice President,	$306,000	$360,000
	Worldwide Sales

The bonus targets for the Company’s executive officers under the Fiscal 2010 Executive Incentive Plan remain unchanged.

Item 8.01 Other Events.

On January 19, 2010, the Board of Directors of the Company approved the reinstatement of their total annual cash compensation, effective as of January 1, 2010. As previously disclosed, the total annual cash compensation of outside members of the Board of Directors was reduced by 20%, effective as of May 1, 2009. Under the terms of the reinstatement, the rate of annual cash compensation for outside members of the Board of Directors in effect prior to May 1, 2009 was restored.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

By:
Date: January 22, 2010	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance
and Chief Financial Officer